As filed with the Securities and Exchange Commission on July 28, 2000.
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                        ONTRACK DATA INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   MINNESOTA                               41-1521650
       (State or Other Jurisdiction of                 (I.R.S. Employer
        Incorporation or Organization)                Identification No.)

               9023 COLUMBINE ROAD, EDEN PRAIRIE, MINNESOTA 55347
          (Address of Principal Executive Offices, Including Zip Code)

                        ONTRACK DATA INTERNATIONAL, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


            Michael W. Rogers                            Copy to:
        Chief Executive Officer                      Sari KM Laitinen
    ONTRACK Data International, Inc.      Robins, Kaplan, Miller & Ciresi L.L.P.
           9023 Columbine Road                     2800 LaSalle Plaza
     Eden Prairie, Minnesota 55347                 800 LaSalle Avenue
                                              Minneapolis, Minnesota 55402
(Name and Address of Agent for Service)              (612) 349-8500

                                 (952) 937-1107
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
   TITLE OF                            PROPOSED           PROPOSED
  SECURITIES           AMOUNT          MAXIMUM            MAXIMUM         AMOUNT OF
    TO BE               TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
  REGISTERED        REGISTERED(1)    PER SHARE(2)    OFFERING PRICE(2)       FEE
--------------------------------------------------------------------------------------
Common Stock,
$0.01 par value   1,000,000 shares     $9.75            $9,750,000         $2,574
--------------------------------------------------------------------------------------

(1) 1,000,000 shares were registered on Form S-8 (333-18969) on December 30, 1996; 400,000 shares were registered on Form S-8 (333-87873) on September 27, 1999; and 1,000,000 shares are being registered herewith.
(2) Pursuant to Rule 457(c) and (h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on July 21, 2000 as reported on The Nasdaq National Market.

              INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 333-18969) was filed with the Securities and Exchange Commission (the "Commission") on December 30, 1996 covering the registration of 1,000,000 shares initially authorized for issuance under the Company's 1996 Stock Incentive Plan (the "Plan"). A Registration Statement on Form S-8 (333-87873) was filed on September 27, 1999 to register an additional 400,000 shares under the Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 1,000,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 1,000,000 was authorized by the Company's Board of Directors on February 3, 2000 and such amendment was approved by the Company's shareholders on May 25, 2000. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. Pursuant to General Instruction E of Form S-8, the contents of the prior Registration Statements are incorporated herein by reference.

ITEM 8. EXHIBITS.

         The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of Common Stock of the Company (filed electronically herewith).

23.1           Consent of Grant Thornton LLP (filed electronically herewith).

23.2 Consent of PricewaterhouseCoopers LLP (filed electronically herewith).

23.3           Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in
               Exhibit 5.1).

24.1           Power of Attorney (included on signature page).

99.1 The Company's 1996 Stock Incentive Plan, as amended (filed electronically herewith).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Eden Prairie, State of Minnesota on July 26, 2000.

                                   ONTRACK DATA INTERNATIONAL, INC.

                                   By  /s/ Michael W. Rogers
                                      ------------------------------------------
                                      Michael W. Rogers, Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of ONTRACK Data International, Inc. hereby constitute and appoint Michael W. Rogers and Thomas P. Skiba, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 26, 2000.


SIGNATURE                           TITLE


/s/ Michael W. Rogers               Chairman, Chief Executive Officer
------------------------------      (Principal Executive Officer) and Director
Michael W. Rogers


/s/ Thomas P. Skiba                 Vice President and Chief Financial Officer
------------------------------      (Principal Financial and Accounting Officer)
Thomas P. Skiba


/s/ Gary S. Stevens                 Senior Vice President, Engineering and
------------------------------      Director
Gary S. Stevens


/s/ John E. Pence                   Director
------------------------------
John E. Pence


/s/ Roger D. Shober                 Director
------------------------------
Roger D. Shober


/s/ Robert M. White                 Director
------------------------------
Robert M. White, Ph.D.